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                                                            EXHIBIT 2

                                AMENDMENT NO. 1
                                       TO
                              AGREEMENT OF MERGER


             THIS AMENDMENT NO. 1 TO AGREEMENT OF MERGER, dated May 2, 1994, by and among Cabot Oil & Gas Corporation, a Delaware corporation, COG Acquisition Company, a Delaware corporation, Washington Energy Resources Company, a Washington corporation, and Washington Energy Company, a Washington corporation.

                              W I T N E S S E T H:

             WHEREAS, the parties hereto have entered into an Agreement of Merger dated as of February 25, 1994 (the "Merger Agreement");

             WHEREAS, the parties hereto wish to amend the Merger Agreement as set forth in this Amendment No. 1;

             NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

             Section 1. The definitions of "Intercompany Debt" and "Title Defect Threshold Amount" contained in Article 1 of the Merger Agreement are amended to read in their entirety as follows:

                     "'INTERCOMPANY DEBT' shall mean the indebtedness of WERCO
             to WECO in the amount of $63,661,000.

                     'TITLE DEFECT THRESHOLD AMOUNT' shall mean zero."

             Section 2. The first sentence of Section 8.3 of the Merger Agreement is amended to read in its entirety as follows:

             "WECO shall have the right within ninety (90) days after the Closing Date to furnish COGC and Merger Sub with a written list of specified Interest Additions claimed by WECO, specifying in reasonable detail the basis of each such claimed Interest Addition, the Lease, Well or Unit that each such claimed Interest Addition
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             affects and the Interest Addition Amount estimated by WECO for such Interest Addition."

             Section 3. Section 8.11 of the Merger Agreement is amended to read in its entirety as follows:

             "8.11   ENVIRONMENTAL DEFECTS.  COGC's and Merger Sub's exclusive
             remedy for any Environmental Defect shall be as provided in this
             Section 8.11. If within three (3) years after the Effective Time COGC notifies WECO in writing of facts, conditions and circumstances which constitute an Environmental Defect with respect to the Properties or the Business, and such Environmental Defect results in COGC and Merger Sub having aggregate Losses from Environmental Defects in excess of one million dollars ($1,000,000), then, with respect to such excess only and subject to the further limitations set forth in this Section 8.11, WECO shall indemnify COGC and Merger Sub. WECO's liability under this
             Section 8.11 shall be limited to the first $10,000,000 in excess of $1,000,000 aggregate Losses, plus fifty percent (50%) of Losses in excess of such $10,000,000 up to $20,000,000 in excess of $1,000,000 aggregate Losses; thus, WECO's liability under this
             Section 8.11 shall in no event exceed $15,000,000.
             Notwithstanding anything to the contrary contained in this Agreement, WECO shall not indemnify COGC for any Losses from Environmental Defects relating to the matters set forth on
             Schedule 8.11."

             Section 4. The reference to "Title VIII" in Section 9.15(j) of the Merger Agreement is amended to refer to "Title VII" instead.

             Section 5. Section 15.3 of the Merger Agreement is amended to read in its entirety as follows:

                     "15.3  ENTIRE AGREEMENT.  This Agreement, including the
             schedules and exhibits hereto, and the letter agreements executed by WECO and COGC on May 2, 1994, contain the entire agreement between the parties with respect to the subject matter hereof, and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein."

             Section 6. A new Section 2.6 is added to the Merger Agreement, which will read in its entirety as follows:





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                     "2.6  POST-CLOSING ADJUSTMENT.

                     (a) Within 45 days after the Closing Date, WECO shall provide to COGC a detailed accounting (the "Closing Statement") of any amounts advanced by WECO to WERCO after March 31, 1994 and prior to the Closing Date for expenditures by WERCO and customary administrative and financial services provided by WECO to WERCO in the ordinary course of its Business consistent with past practice (the "Advance Amount").

                     (b) Upon receipt of the Closing Statement, COGC shall have the right to inspect the work papers supporting the Closing Statement. If COGC does not object to the Advance Amount as proposed by WECO on the Closing Statement, by written notice of objection delivered to WECO within 30 days after COGC's receipt of the Closing Statement, then the Advance Amount set forth on the Closing Statement shall be deemed conclusive and binding on the parties. If COGC does so object to the Advance Amount set forth on the Closing Statement, COGC shall set forth its objections in reasonable detail and COGC and WECO shall then promptly endeavor to resolve the matters in dispute and agree upon the proper amount of the Advance Amount. If a written agreement determining the Advance Amount has not been reached within 30 days after WECO's receipt of COGC's notice of objection to WECO's determination of the Advance Amount, then either party may, by notice to the other, submit for determination to a mutually agreed upon arbitrator (the "Arbitrator") the question of what adjustments, if any, must be made in the Closing Statement for the correct determination of the Advance Amount. Any such determination made by the Arbitrator shall be conclusive and binding on the parties. Nothing herein shall be construed to (i) authorize or permit the Arbitrator to determine any question or matter under or in connection with this Agreement, except the determination of what adjustments, if any, must be made in the Closing Statement for the correct determination of the Advance Amount or (ii) require the Arbitrator to follow the rules or procedures of the American Arbitration Association. The reasonable compensation (including reimbursement of reasonable costs and expenses) of the Arbitrator shall be borne equally by the WECO and COGC.

                     (c) Within five days after the final determination of the Advance Amount pursuant to Section 2.6(b), an adjusting payment shall be made by COGC to WECO."

             Section 7. A new Section 9.24 is added to the Merger Agreement, which will read in its entirety as follows:





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                     "9.24  INTERCOMPANY INDEBTEDNESS.  Notwithstanding
             anything contained in this Agreement to the contrary, COGC shall have no liability for any indebtedness (other than indemnification arrangements) of WERCO to WECO, other than the Intercompany Debt or the Advance Amount (as described in Section 2.6), and WECO hereby waives any claim it may otherwise have against COGC or the Surviving Corporation for the payment of any such indebtedness and, for the consideration herein contained, forgives any such indebtedness."

             Section 8. A new Section 9.25 is added to the Merger Agreement, which will read in its entirety as follows:

                     "9.25  ASSIGNMENT OF CAUSE OF ACTION.  The parties hereto
             agree that immediately prior to Closing, WERCO shall be deemed to have assigned to WECO all right, title and interest of WERCO or WEEX in and to the cause of action styled Washington Energy Exploration, Inc. v. Amoco, U.S. District Court for Colorado, No. 94-S-298, and, in connection with such assignment, WECO hereby indemnifies and holds harmless COGC and the Surviving Corporation from any and all loss thereto which may arise at any time on account of such cause of action or the matters which are the subject thereof or on account of any counterclaim or cross-claim asserted therein. Within ten days after the Closing Date, WECO shall reimburse COGC for any costs and expenses of WERCO related to such cause of action that are included in the Intercompany Debt. Notwithstanding the provisions of Section 13.1, the agreements contained in this Section 9.25 shall survive the Closing without limitation."

             Section 9. Schedule 5.13 is amended to read in its entirety as attached hereto. Schedule 8.11 is attached hereto.

             Section 10. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

             Section 11. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.





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             IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the parties as of the date first above written.

                                        WASHINGTON ENERGY RESOURCES COMPANY


                                        By: /s/ KEITH E. ANDERSON
                                            Keith E. Anderson, President



                                        WASHINGTON ENERGY COMPANY


                                        By: /s/ KEITH E. ANDERSON
                                            Keith E. Anderson, Vice President-
                                             Natural Resources



                                        CABOT OIL & GAS CORPORATION


                                        By: /s/ JOHN U. CLARKE
                                                John U. Clarke,
                                            Executive Vice President



                                        COG ACQUISITION COMPANY


                                        By: /s/ JOHN U. CLARKE
                                                John U. Clarke,
                                            Executive Vice President






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